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                                                                    EXHIBIT 10.8


August 13, 1997



Mr. Michael C. Porter
30675 Embassy Drive
Beverly Hills, MI   48025

Dear Mike:

I am pleased to offer you employment in the position of Vice President - Corporate Communications at an annual salary of $175,000.

Upon employment, you will be eligible for the benefits described in the Benefit Highlights brochure enclosed, as well as the perquisites described on a separate listing also enclosed. In addition, you will receive the following:

     - You will be paid an amount (considered imputed income) to cover the premium for three (3) months health care coverage under the Company's plan.

     -    You will be paid a signing bonus of $20,000.

     - You will receive an immediate annual benefit of two (2) weeks vacation for 1997.

     - Pending approval by the Organization and Compensation Committee of the Board of Directors, you will be awarded ten (10) years of "awarded service". After meeting the eligibility requirements for age and actual service of our Management Supplemental Benefit Plan
          (MSBP), "awarded service" will be included in the calculation of your benefit under the Plan. This benefit will be offset by any retirement income expected from any previous employers.

If within two (2) years of your employment you are terminated for any reason other than cause, you will receive an amount equivalent to one year's base salary and will continue to be eligible for health care for up to one year.

As a member of Senior Management, you will be considered for a grant of stock (restricted stock and stock options) under our Long Term Incentive Plan in 1998.

This offer is subject to successful completion of a pre-employment physical examination, a review of references, and completion of our employment history form.

Please contact me at (313) 235-8610 after you have completed your review of this offer of employment.

I am looking forward to you joining the Company and hope to hear from you soon.

Sincerely,





Accepted:  ____________________________________
           Michael C. Porter    Date